Exhibit 10.9

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of September 6, 2017 (the “Effective Date”), by and among SILICON VALLEY BANK, a California corporation (“Bank”), TWIST BIOSCIENCE CORPORATION, a Delaware corporation (“Twist Bioscience”), and GENOME COMPILER CORPORATION, a Delaware corporation (“Genome Compiler”) (but only so long as Genome Compiler remains in existence), TWIST BIO COMPUTING, LLC, a Delaware limited liability company (“Computing”), TWIST PHARMACEUTICAL SOLUTIONS, LLC, a Delaware limited liability company (“Pharmaceutical” and together with Twist Bioscience, Genome Compiler and Computing, each a “Co-Borrower” and collectively, “Co-Borrowers”), provides the terms on which Bank shall lend to Co-Borrowers and Co-Borrowers shall repay Bank and amends and restates, in its entirety, that certain Third Amended and Restated Loan and Security Agreement by and between Bank and Twist Bioscience dated as of April 5, 2016 (as amended from time to time, the “Original Agreement”). The parties agree as follows:

1. ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2. LOAN AND TERMS OF PAYMENT

2.1 Promise to Pay. Co-Borrowers hereby unconditionally promise to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.

2.2 Revolving Line.

(a) Availability. Subject to the terms and conditions of this Agreement and to deduction of Reserves, Bank shall, in its good faith business discretion, make Advances not exceeding the Availability Amount. Amounts borrowed under the Revolving Line may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.

(b) Termination; Repayment. The Revolving Line terminates on the Revolving Line Maturity Date, when the principal amount of all Advances, the unpaid interest thereon, and all other Obligations relating to the Revolving Line shall be immediately due and payable.

2.3 Cash Management Services Sublimit. Co-Borrowers may use up to Two Million Dollars ($2,000,000) of the Revolving Line for Bank’s cash management services which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in Bank’s various cash management services agreements (collectively, the “Cash Management Services”). Any amounts Bank pays on behalf of Co-Borrowers for any Cash Management Services will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.

2.4 Growth Capital Advances.

(a) Availability. Subject to the terms and conditions of this Agreement, Bank agrees to make Growth Capital Advances to Co-Borrowers in three (3) tranches: “Tranche A”, “Tranche B” and “Tranche C”. On the Effective Date, or as soon thereafter as all conditions precedent to the initial Credit Extension have been satisfied, Bank shall make a Growth Capital Advance under Tranche A to Co-Borrowers in a principal amount equal to Ten Million Dollars ($10,000,000) (the “Tranche A Growth Capital Advance”), which shall be used to refinance all Obligations owing from Co-Borrowers to Bank pursuant to the Original Agreement and for working capital. Thereafter, during the Tranche B Draw Period, Co-Borrower may request one (1) Growth Capital Advance under Tranche B, in a principal amount equal to Five Million Dollars ($5,000,000) (the “Tranche B Growth Capital Advance”). During the Tranche C Draw Period, Co-Borrowers may request one (1) Growth Capital Advances under Tranche C, in a principal amount equal to Five Million Dollars ($5,000,000) (the “Tranche C Growth Capital Advance” and together with the Tranche A Growth Capital Advance and the Tranche B Growth Capital Advance, each a “Growth Capital Advance” and collectively, the “Growth Capital Advances”). The aggregate outstanding amount of the Growth Capital Advances shall not exceed the Growth Capital Line.

(b) Interest Payments. With respect to each Growth Capital Advance, commencing on the first Payment Date following the Funding Date of such Growth Capital Advance and continuing on the Payment Date of each month thereafter, Co-Borrowers shall make monthly payments of interest, in arrears, on the principal amount of such Growth Capital Advance at the rate set forth in Section 2.6(a).

(c) Repayment. Growth Capital Advances shall be “interest-only” during the Interest-Only Period, with interest due and payable in accordance with Section 2.3(d) hereof. Thereafter, the Growth Capital Advances shall be payable in equal monthly installments of principal plus accrued and unpaid interest (each a “Growth Capital Advance Payment”) beginning on the Amortization Start Date and continuing on the first (1st) day of each month thereafter. Borrower’s final Growth Capital Advance Payment, due on the Growth Capital Maturity Date, shall include all outstanding principal and accrued and unpaid interest on the Growth Capital Advances. After repayment, no Growth Capital Advance may be reborrowed.

(d) Prepayment.

(i) Mandatory Prepayment Upon an Acceleration. If the Growth Capital Advances are accelerated following the occurrence and during the continuance of an Event of Default, Co-Borrowers shall immediately pay to Bank an amount equal to the sum of (A) all outstanding principal, plus accrued and unpaid interest with respect to Growth Capital Advances, (B) the Final Payment, (C) the Prepayment Fee, and (D) all other sums, if any, that shall have become due and payable hereunder in connection with the Growth Capital Advances.

(ii) Voluntary Prepayment. Co-Borrowers shall have the option to prepay all, but not less than all, of the Growth Capital Advances advanced by Bank under this Agreement, provided Co-Borrowers (A) deliver written notice to Bank of its election to prepay such Growth Capital Advances at least ten (10) Business Days prior to such prepayment, (B) pays, on the date of such prepayment (w) all outstanding principal, plus accrued and unpaid interest thereon, (x) the Final Payment, (y) the Prepayment Fee, and (z) all other sums, if any, that shall have become due and payable hereunder in connection with the Growth Capital Advances.

2.5 Overadvances. If, at any time, the sum of the outstanding principal amount of any Advances, including any amounts used for Cash Management Services, exceeds the lesser of either the Revolving Line or the Borrowing Base, Co-Borrowers shall immediately pay to Bank in cash the amount of such excess (such excess, the “Overadvance”). Without limiting Co-Borrowers’ obligation to repay Bank any Overadvance, Co-Borrowers agree to pay Bank interest on the outstanding amount of any Overadvance, on demand, at a per annum rate equal to the rate that is otherwise applicable to Advances plus five percent (5.0%).

2.6 Payment of Interest on the Credit Extensions.

(a) Interest Rates.

(i) Advances. Subject to Section 2.6(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to one percentage point (1.00%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.6(d) below.

(ii) Growth Capital Advances. Subject to Section 2.6(b), the principal amount outstanding for each Growth Capital Advance shall accrue interest at a floating per annum rate equal to three percentage points (3.00%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.6(d) below.

(b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percentage points (5.00%) above the rate that is otherwise applicable thereto (the “Default Rate”). Fees and expenses which are required to be paid by Co-Borrowers pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.6(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(c) Adjustment to Interest Rate. Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.

(d) Payment; Interest Computation. Interest is payable monthly on the Payment Date of each month and shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed. In computing interest, (i) all payments received after 12:00 p.m. Pacific time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.

2.7 Fees. Co-Borrowers shall pay to Bank:

(a) Commitment Fee. A fully earned, non-refundable commitment fee of Twenty-Five Thousand Dollars ($25,000), on the Effective Date;

(b) Final Payment. The Final Payment, when due hereunder;

(c) Prepayment Fee. The Prepayment Fee, if and when due hereunder;

(d) Anniversary Fee. A non-refundable anniversary fee of Two Hundred Thousand Dollars ($200,000) (the “Anniversary Fee”) is earned as of the Effective Date and is due and payable on the earliest to occur of (i) one quarter payable on each of the 1st, 2nd, 3rd and 4th anniversaries of the Effective Date (for avoidance of doubt Fifty Thousand Dollars ($50,000) of such fee shall be due on each such anniversary), (ii) the termination of this Agreement or (iii) the occurrence and continuance of an Event of Default and an acceleration by Bank of the Obligations under this Agreement and the other Loan Documents.

(e) Revolving Line Termination Fee. The Revolving Line Termination Fee, if and when due hereunder; and

(f) Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement, which, assuming two (2) reasonable turns of the Loan Documents shall not exceed Twenty-Five Thousand Dollars ($25,000) plus out-of-pocket costs for diligence, filing fees and related items on the Effective Date) incurred through and after the Effective Date, when due (or, if no stated due date, upon demand by Bank).

(g) Fees Fully Earned. Unless otherwise provided in this Agreement or in a separate writing by Bank, Co-Borrowers shall not be entitled to any credit, rebate, or repayment of any fees earned by Bank pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder. Bank may deduct amounts owing by Co-Borrowers under the clauses of this Section 2.7 pursuant to the terms of Section 2.8(c). Bank shall provide Co-Borrowers written notice of deductions made from the Designated Deposit Account pursuant to the terms of the clauses of this Section 2.7.

2.8 Payments; Application of Payments; Debit of Accounts.

(a) All payments to be made by Co-Borrowers under any Loan Document shall be made in immediately available funds in Dollars, without setoff or counterclaim, before 12:00 p.m. Pacific time on the date when due. Payments of principal and/or interest received after 12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b) Bank has the exclusive right to determine the order and manner in which all payments with respect to the Obligations may be applied. Co-Borrowers shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Co-Borrowers to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.

(c) Bank may debit any of Co-Borrowers’ deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts Co-Borrowers owe Bank when due. These debits shall not constitute a set-off.

2.9 Withholding. Payments received by Bank from Co-Borrowers under this Agreement will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority (including any interest, additions to tax or penalties applicable thereto). Specifically, however, if at any time any Governmental Authority, applicable law, regulation or international agreement requires Co-Borrowers to make any withholding or deduction from any such payment or other sum payable hereunder to Bank, Co-Borrowers hereby covenant and agree that the amount due from Co-Borrowers with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Bank receives a net sum equal to the sum which it would have received had no withholding or deduction been required, and Co-Borrowers shall pay the full amount withheld or deducted to the relevant Governmental Authority. Co-Borrowers will, upon request, furnish Bank with proof reasonably satisfactory to Bank indicating that Co-Borrowers have made such withholding payment; provided, however, that Co-Borrowers need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Co-Borrowers. The agreements and obligations of Co-Borrowers contained in this Section 2.9 shall survive the termination of this Agreement.

3. CONDITIONS OF LOANS

3.1 Conditions Precedent to Initial Credit Extension. Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

(a) duly executed original signatures to the Loan Documents;

(b) duly executed original signatures to the Warrants, together with a capitalization table and copies of Co-Borrowers’ equity documents;

(c) except as provided by Section 3.3 hereof, each Co-Borrower’s Operating Documents and long-form good standing certificates of each Co-Borrower certified by the Secretary of State (or equivalent agency) of such Co-Borrower’s jurisdiction of organization or formation and each jurisdiction in which such Co-Borrower is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Effective Date;

(d) duly executed original signatures to the completed Borrowing Resolutions for each Co-Borrower;

(e) certified copies, dated as of a recent date, of financing statement searches, as Bank may request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(f) the Perfection Certificate of each Co-Borrower, together with the duly executed original signature thereto;

(g) a landlord’s consent in favor of Bank for each of Co-Borrowers’ leased locations having Collateral with a fair market value of at least One Hundred Thousand Dollars ($100,000) by the respective landlord thereof, together with the duly executed original signatures thereto (but only to the extent not already delivered to Bank);

(h) evidence satisfactory to Bank that the insurance policies and endorsements required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank;

(i) the completion of the Initial Audit; and

(j) payment of the fees and Bank Expenses then due as specified in Section 2.7 hereof.

3.2 Conditions Precedent to all Credit Extensions. Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a) timely receipt of (i) the Credit Extension request and any materials and documents required by Section 3.5 and (ii) with respect to the request for Growth Capital Advances, an executed Payment/Advance Form and any materials and documents required by Section 3.5;

(b) the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the proposed Credit Extension and/or of the Payment/Advance Form, as applicable, and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is each Co-Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

(c) Bank determines to its satisfaction in its good faith business judgment that there has not been a Material Adverse Change.

3.3 Post-Closing Conditions.

(a) As soon as possible, but no later than fifteen (15) days after the Effective Date, Borrower shall deliver to Bank evidence, satisfactory to Bank in its sole discretion, that the insurance policies and endorsements required by Section 6.7 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank;

(b) as soon as possible, but in any event not later than the date that is thirty (30) days after the Effective Date, Borrower shall deliver to Bank evidence, satisfactory to Bank in its sole discretion, that Genome Compiler has cured any and all delinquent reports with the state of Delaware;

(c) as soon as possible, but in any event not later than the date that is thirty (30) days after the Effective Date, Borrower shall deliver to Bank evidence, satisfactory to Bank in its sole discretion, that Computing and Pharmaceutical have registered and are in good standing in the state of California; and

(d) as soon as possible, but in any event not later than the date that is sixty (60) days after the Effective Date, Bank shall complete the Initial Audit.

3.4 Covenants to Deliver. Except as otherwise provided in Section 3.3, Co-Borrowers agree to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition precedent to any Credit Extension. Co-Borrowers expressly agree that a Credit Extension made prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Co-Borrowers’ obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Bank’s sole discretion.

3.5 Procedures for Borrowing.

(a) Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance (other than Advances under Sections 2.3) set forth in this Agreement, to obtain an Advance, Co-Borrowers shall notify Bank (which notice shall be irrevocable) by electronic mail by 12:00 p.m. Pacific time on the Funding Date of the Advance. Such notice shall be made by Co-Borrowers through Bank’s online banking program, provided, however, if Co-Borrowers are not utilizing Bank’s online banking program, then such notice shall be in a written format acceptable to Bank that is executed by an Authorized Signer. Bank shall have received satisfactory evidence that the provision of such notices and the requests for Advances have been approved by the Board. In connection with any such notification, Co-Borrowers must promptly deliver to Bank by electronic mail or through Bank’s online banking program such reports and information, including without limitation, sales journals, cash receipts journals, accounts receivable aging reports, as Bank may request in its sole discretion. Bank shall credit proceeds of an Advance to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from an Authorized Signer or without instructions if the Advances are necessary to meet Obligations which have become due.

(b) Growth Capital Advances. Subject to the prior satisfaction of all other applicable conditions to the making of a Growth Capital Advance set forth in this Agreement, to obtain a Growth Capital Advance, Co-Borrowers shall notify Bank (which notice shall be irrevocable) by electronic mail by 12:00 noon Pacific time on the Funding Date of the Growth Capital Advance. Such notice shall be made by Co-Borrowers through Bank’s online banking program, provided, however, if Co-Borrowers are not utilizing Bank’s online banking program, then such notice shall be in a written format acceptable to Bank that is executed by an Authorized Signer. Bank shall have received satisfactory evidence that the provision of such notices and the requests for Growth Capital Advances have been approved by the Board. In connection with such notification, Co-Borrowers must promptly deliver to Bank by electronic mail or through Bank’s online banking program a completed Payment/Advance Form executed by an Authorized Signer together with such other reports and information, as Bank may request in its sole discretion. Bank shall credit proceeds of any Growth Capital Advance to the Designated Deposit Account. Bank may make Growth Capital Advances under this Agreement based on instructions from an Authorized Signer or without instructions if the Growth Capital Advances are necessary to meet Obligations which have become due.

4. CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Each Co-Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

Each Co-Borrower acknowledges that it may previously have entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, each Co-Borrower agrees that any amounts such Co-Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of such Co-Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Bank’s Lien in this Agreement).

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at the sole cost and expense of Co-Borrowers, release its Liens in the Collateral and all rights therein shall revert to Co-Borrowers. In the event (x) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (y) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Co-Borrowers providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Co-Borrowers shall provide to Bank cash collateral in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then at least one hundred five percent (105.0%); and (y) if such Letters of Credit are denominated in a Foreign Currency, then at least one hundred ten percent (110.0%), of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good-faith business judgment), to secure all of the Obligations relating to such Letters of Credit.

4.2 Priority of Security Interest. Each Co-Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Bank’s Lien under this Agreement). If a Co-Borrower shall acquire a commercial tort claim, such Co-Borrower shall promptly notify Bank in a writing signed by such Co-Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.

4.3 Authorization to File Financing Statements. Each Co-Borrower hereby authorizes Bank to file financing statements, without notice to Co-Borrowers, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either a Co-Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code.

5. REPRESENTATIONS AND WARRANTIES

Each Co-Borrower represents and warrants as follows:

5.1 Due Organization, Authorization; Power and Authority. Co-Borrower is duly existing and in good standing as a Registered Organization in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Co-Borrower’s business. In connection with this Agreement, Co-Borrower has delivered to Bank a completed certificate signed by Co-Borrower, entitled “Perfection Certificate” (the “Perfection Certificate”). Co-Borrower represents and warrants to Bank that (a) Co-Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Co-Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Co-Borrower’s organizational identification number or accurately states that Co-Borrower has none; (d) the Perfection Certificate accurately sets forth Co-Borrower’s place of business, or, if more than one, its chief executive office as well as Co-Borrower’s mailing address (if different than its chief executive office); (e) Co-Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Co-Borrower and each of its Subsidiaries is accurate and complete (it being understood and agreed that Co-Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement). If Co-Borrower is not now a Registered Organization but later becomes one, Co-Borrower shall promptly notify Bank of such occurrence and provide Bank with Co-Borrower’s organizational identification number.

The execution, delivery and performance by Co-Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Co-Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Co-Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect, or are being obtained pursuant to Section 6.1(b)) or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which Co-Borrower is bound. Co-Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Co-Borrower’s business.

5.2 Collateral. Co-Borrower has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Co-Borrower has no Collateral Accounts at or with any bank or financial institution other than Bank or Bank’s Affiliates except for the Collateral Accounts described in the Perfection Certificate delivered to Bank in connection herewith and which Co-Borrower has taken such actions as are necessary to give Bank a perfected security interest therein, pursuant to the terms of Section 6.8(b). The Accounts are bona fide, existing obligations of the Account Debtors.

The Collateral (other than Offsite Collateral (as defined below)) is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. None of the components of the Collateral (other than Offsite Collateral) shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 7.2. “Offsite Collateral” means computer equipment and cell phones and related equipment in the possession of employees in the ordinary course of business with an aggregate value not to exceed Two Hundred Thousand Dollars ($200,000).

All Inventory is in all material respects of good and marketable quality, free from material defects.

Co-Borrower is the sole owner of the Intellectual Property material to its business which it owns or purports to own except for (a) non-exclusive licenses granted to its customers in the ordinary course of business, (b) over-the-counter software that is commercially available to the public, and (c) material Intellectual Property licensed to Co-Borrower and noted on the Perfection Certificate. Each Patent which it owns or purports to own and which is material to Co-Borrower’s business is valid and enforceable, and no part of the Intellectual Property which Co-Borrower owns or purports to own and which is material to Co-Borrower’s business has been judged invalid or unenforceable, in whole or in part. To the best of Co-Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a material adverse effect on Co-Borrower’s business.

Except as noted on the Perfection Certificate, Co-Borrower is not a party to, nor is it bound by, any Restricted License.

5.3 Accounts Receivable; Inventory.

(a) For each Account with respect to which Advances are requested, on the date each Advance is requested and made, such Account shall be an Eligible Account.

(b) All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Eligible Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Co-Borrower’s Books are genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all applicable laws and governmental rules and regulations. Co-Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are Eligible Accounts in any Borrowing Base Report. To the best of Co-Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

5.4 Litigation. There are no actions or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against Co-Borrower or any of its Subsidiaries involving more than, individually or in the aggregate, Five Hundred Thousand Dollars ($500,000).

5.5 Financial Statements; Financial Condition. All consolidated financial statements for Co-Borrower and any of its Subsidiaries delivered to Bank fairly present in all material respects Co-Borrower’s consolidated financial condition and Co-Borrower’s consolidated results of operations. There has not been any material deterioration in Co-Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.6 Solvency. The fair salable value of Co-Borrower’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of Co-Borrower’s liabilities; Co-Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Co-Borrower is able to pay its debts (including trade debts) as they mature.

5.7 Regulatory Compliance. Co-Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Co-Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Co-Borrower (a) has complied in all material respects with all Requirements of Law, and (b) has not violated any Requirements of Law the violation of which could reasonably be expected to have a material adverse effect on its business. None of Co-Borrower’s or any of its Subsidiaries’ properties or assets has been used by Co-Borrower or any Subsidiary or, to the best of Co-Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Co-Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

5.8 Subsidiaries; Investments. Co-Borrower does not own any stock, partnership, or other ownership interest or other equity securities except for Permitted Investments.

5.9 Tax Returns and Payments; Pension Contributions. Co-Borrower has timely filed (taking into account all applicable extension periods) all required tax returns and reports, and Co-Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Co-Borrower except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Twenty Five Thousand Dollars ($25,000).

To the extent Co-Borrower defers payment of any contested taxes, Co-Borrower shall (i) notify Bank in writing of the commencement of, and any material development in, the proceedings, and (ii) post bonds or take any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.” Co-Borrower is unaware of any claims or adjustments proposed for any of Co-Borrower’s prior tax years which could result in additional taxes becoming due and payable by Co-Borrower in excess of Twenty-Five Thousand Dollars ($25,000). Co-Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Co-Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Co-Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.10 Use of Proceeds. Co-Borrower shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements and not for personal, family, household or agricultural purposes.

5.11 Full Disclosure. No written representation, warranty or other statement of Co-Borrower in any certificate or written statement given to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Co-Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.12 Definition of “Knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to Co-Borrower’s knowledge or awareness, to the “best of” Co-Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer.

6. AFFIRMATIVE COVENANTS

Each Co-Borrower shall do all of the following:

6.1 Government Compliance.

(a) Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Co-Borrower’s business or operations; provided, however, that Genome Compiler may be merged out of existence at any time after the date of this Agreement so long as its assets are thereafter held by one or more of the other Co-Borrowers. Co-Borrower shall comply, and have each Subsidiary comply, in all material respects, with all laws, ordinances and regulations to which it is subject, noncompliance with which could reasonably be expected to have a material adverse effect on Co-Borrower’s business or operations or have an adverse effect on Co-Borrower’s payment or performance of the Obligations.

(b) Obtain all of the Governmental Approvals necessary for the performance by Co-Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Bank in all of the Collateral. Co-Borrower shall promptly provide copies of any such obtained Governmental Approvals to Bank.

6.2 Financial Statements, Reports, Certificates. Provide Bank with the following:

(a) (i) no later than Friday of each week when a Streamline Period is not in effect and (ii) within thirty (30) days after the end of each month when a Streamline Period is in effect, a Borrowing Base Report (and any schedules related thereto and including any other information requested by Bank with respect to Co-Borrowers’ Accounts);

(b) (i) no later than Friday of each week when a Streamline Period is not in effect and (ii) within thirty (30) days after the end of each month when a Streamline Period is in effect, (A) monthly accounts receivable agings, aged by invoice date, (B) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, and (C) monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports, Deferred Revenue report and general ledger;

(c) (i) no later than Friday of each week when a Streamline Period is not in effect and (ii) within thirty (30) days after the end of each month when a Streamline Period is in effect, a company prepared consolidated balance sheet and income statement covering Co-Borrowers’ consolidated operations for such month certified by a Responsible Officer and in a form acceptable to Bank (the “Monthly Financial Statements”);

(d) (i) no later than Friday of each week when a Streamline Period is not in effect and (ii) within thirty (30) days after the end of each month when a Streamline Period is in effect, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Co-Borrowers were in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank may reasonably request, including, without limitation, a statement that at the end of such month there were no held checks;

(e) no later than thirty (30) days after the end of each fiscal year of Co-Borrowers, and contemporaneously with any updates or amendments thereto, (i) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Co-Borrowers, and (ii) annual financial projections for the following fiscal year (on a quarterly basis), in each case as approved by the Board, together with any related business forecasts used in the preparation of such annual financial projections;

(f) as soon as available, but no later than one hundred eighty (180) days after the last day of Co-Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion (except for a “going concern” qualification based solely on Co-Borrower’s liquidity) on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank (Bank acknowledges that Co-Borrower’s current independent accounting firm as of the Effective Date, PWC, is acceptable to Bank as of the Effective Date);

(g) in the event that any Co-Borrower becomes subject to the reporting requirements under the Exchange Act within five (5) Business Days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Co-Borrowers and/or any Guarantor with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Co-Borrowers post such documents, or provide a link thereto, on Co-Borrowers’ website on the internet at Co-Borrowers’ website address; provided, however, Co-Borrowers shall promptly notify Bank in writing (which may be by electronic mail) of the posting of any such documents;

(h) within five (5) Business Days of delivery, copies of all statements, reports and notices made available to such Co-Borrower’s security holders or to any holders of Subordinated Debt;

(i) prompt report of any legal actions pending or threatened in writing against Co-Borrower or any of its Subsidiaries that could reasonably be expected to result in damages or costs to Co-Borrower or any of its Subsidiaries of, individually or in the aggregate, Five Hundred Thousand Dollars ($500,000) or more; and

(j) promptly, from time to time, such other financial information regarding Co-Borrowers or compliance with the terms of any Loan Documents as reasonably requested by Bank.

6.3 Accounts Receivable.

(a) Schedules and Documents Relating to Accounts. Co-Borrowers shall deliver to Bank transaction reports and schedules of collections, as provided in Section 6.2, on Bank’s standard forms; provided, however, that Co-Borrowers’ failure to execute and deliver the same shall not affect or limit Bank’s Lien and other rights in all of Co-Borrowers’ Accounts, nor shall Bank’s failure to advance or lend against a specific Account affect or limit Bank’s Lien and other rights therein. If requested by Bank, Co-Borrowers shall furnish Bank with copies (or, at Bank’s request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts. In addition, Co-Borrowers shall deliver to Bank, on its request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts included in the Borrowing Base or any other Accounts having a value in excess of Fifty Thousand Dollars ($50,000), in the same form as received, with all necessary indorsements, and copies of all credit memos.

(b) Disputes. Co-Borrowers shall promptly notify Bank of all disputes or claims relating to Accounts. Co-Borrowers may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or agree to do any of the foregoing so long as (i) Co-Borrowers do so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and reports the same to Bank in the regular reports provided to Bank; (ii) no Event of Default has occurred and is continuing; and (iii) after taking into account all such discounts, settlements and forgiveness, the total outstanding Advances will not exceed the lesser of the Revolving Line or the Borrowing Base.

(c) Collection of Accounts. Co-Borrowers shall direct Account Debtors to deliver or transmit all proceeds of Accounts into a lockbox account, or such other “blocked account” as specified by Bank (either such account, the “Cash Collateral Account”). Whether or not an Event of Default has occurred and is continuing, Co-Borrowers shall immediately deliver all payments on and proceeds of Accounts to the Cash Collateral Account. Subject to Bank’s right to maintain a reserve pursuant to Section 6.3(d), all amounts received in the Cash Collateral Account shall be (i) applied to immediately reduce the Obligations when a Streamline Period is not in effect (unless Bank, in its sole discretion, at times when an Event of Default exists, elects not to so apply such amounts), or (ii) transferred on a daily basis to Co-Borrowers’ operating account with Bank when a Streamline Period is in effect. Co-Borrowers hereby authorize Bank to transfer to the Cash Collateral Account any amounts that Bank reasonably determines are proceeds of the Accounts (provided that Bank is under no obligation to do so and this allowance shall in no event relieve Co-Borrowers of their obligations hereunder).

(d) Reserves. Notwithstanding any terms in this Agreement to the contrary, at times when an Event of Default exists, Bank may hold any proceeds of the Accounts and any amounts in the Cash Collateral Account that are not applied to the Obligations pursuant to Section 6.3(c) above (including amounts otherwise required to be transferred to Co-Borrowers’ operating account with Bank when a Streamline Period is in effect) as a reserve to be applied to any Obligations regardless of whether such Obligations are then due and payable.

(e) Returns. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to a Co-Borrower, such Co-Borrower shall promptly (i) determine the reason for such return, (ii) issue a credit memorandum to the Account Debtor in the appropriate amount, and (iii) provide a copy of such credit memorandum to Bank, upon request from Bank. In the event any attempted return occurs after the occurrence and during the continuance of any Event of Default, Co-Borrowers shall hold the returned Inventory in trust for Bank, and immediately notify Bank of the return of the Inventory.

(f) Verifications; Confirmations; Credit Quality; Notifications. Bank may, from time to time, (i) verify and confirm directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, either in the name of the relevant Co-Borrower or Bank or such other name as Bank may choose, and notify any Account Debtor of Bank’s security interest in such Account and/or (ii) conduct a credit check of any Account Debtor to approve any such Account Debtor’s credit. In addition, Bank may notify Account Debtors to make payments in respect of Accounts directly to Bank.

(g) No Liability. Bank shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall Bank be deemed to be responsible for any of Co-Borrowers’ obligations under any contract or agreement giving rise to an Account. Nothing herein shall, however, relieve Bank from liability for its own gross negligence or willful misconduct.

6.4 Remittance of Proceeds. Except as otherwise provided in Section 6.3(c), deliver, in kind, all proceeds arising from the disposition of any Collateral to Bank in the original form in which received by Co-Borrowers not later than the following Business Day after receipt by Co-Borrowers, to be applied to the Obligations (a) prior to an Event of Default, pursuant to the terms of Section 6.3(c) hereof, and (b) after the occurrence and during the continuance of an Event of Default, pursuant to the terms of Section 9.4 hereof; provided that, if no Event of Default has occurred and is continuing, Co-Borrowers shall not be obligated to remit to Bank the proceeds of the sale of worn out or obsolete Equipment disposed of by Co-Borrowers in good faith in an arm’s length transaction for an aggregate purchase price of One Hundred Thousand Dollars ($100,000) or less (for all such transactions in any fiscal year). Each Co-Borrower agrees that it will not commingle proceeds of Collateral with any of Co-Borrower’s other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Bank. Nothing in this Section 6.4 limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

6.5 Taxes; Pensions. Timely file (taking into account all applicable extension periods), and require each of its Subsidiaries to timely file (taking into account all applicable extension periods), all required tax returns and reports and timely pay (taking into account all applicable extension periods), and require each of its Subsidiaries to timely pay (taking into account all applicable extension periods), all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Co-Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.9 hereof, and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.6 Access to Collateral; Books and Records. At reasonable times, on five (5) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Co-Borrowers’ Books. The foregoing inspections and audits shall be conducted at Co-Borrower’s expense and no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Bank shall determine is necessary. The charge therefor shall be One Thousand Dollars ($1,000) per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Co-Borrowers and Bank schedule an audit more than ten (10) days in advance, and Co-Borrowers cancel or seek to or reschedule the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Co-Borrowers shall pay Bank a fee of One Thousand Dollars ($1,000) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.

6.7 Insurance.

(a) Keep its business and the Collateral insured for risks and in amounts standard for companies in Co-Borrowers’ industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Co-Borrowers, and in amounts that are reasonably satisfactory to Bank. All property policies shall have a lender’s loss payable endorsement showing Bank as lender loss payee. All liability policies shall show, or have endorsements showing, Bank as an additional insured. Bank shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral. Bank acknowledges that insurance maintained by Co-Borrowers as of the Effective Date is acceptable to Bank as of the Effective Date.

(b) Ensure that proceeds payable under any property policy are, at Bank’s option, payable to Bank on account of the Obligations.

(c) At Bank’s request, Co-Borrowers shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section 6.7 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Bank, that it will give Bank thirty (30) days prior written notice before any such policy or policies shall be materially altered or canceled. If Co-Borrowers fail to obtain insurance as required under this Section 6.7 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.7, and take any action under the policies Bank deems prudent.

6.8 Accounts.

(a) Maintain its operating and other deposit accounts, securities accounts, letters of credit, and business credit cards with Bank and Bank’s Affiliates.

(b) In addition to and without limiting the restrictions in (a), Co-Borrowers shall provide Bank five (5) Business Days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Co-Borrowers at any time maintain, Co-Borrowers shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Co-Borrowers’ employees and identified to Bank by Co-Borrowers as such.

6.9 Intentionally Omitted.

6.10 Protection of Intellectual Property Rights.

(a) (i) Protect, defend and maintain the validity and enforceability of its Intellectual Property material to Co-Borrower’s business; (ii) promptly advise Bank in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property material to Co-Borrower’s business; and (iii) not allow any Intellectual Property material to a Co-Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.

(b) Provide written notice to Bank within thirty (30) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Each Co-Borrower shall take such steps as Bank reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents.

6.11 Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make reasonably available to Bank during Co-Borrower’s regular business hours, without expense to Bank, Co-Borrower and its officers, employees and agents and Co-Borrower‘s books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Co-Borrower.

6.12 Online Banking. Utilize Bank’s online banking platform for all matters reasonably requested by Bank which shall include, without limitation (and without request by Bank for the following matters), uploading information pertaining to Accounts and Account Debtors, requesting approval for exceptions, requesting Credit Extensions, and uploading financial statements and other reports required to be delivered by this Agreement (including, without limitation, those described in Section 6.2 of this Agreement).

6.13 Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Sections 7.3 and 7.7 hereof, at the time that Co-Borrower forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date, Co-Borrower shall (a) cause any such new Subsidiary that is a domestic Subsidiary to provide to Bank a joinder to the Loan Agreement to cause such Subsidiary to become a co-borrower hereunder, together with such appropriate financing statements and/or Control Agreements, all in form and substance reasonably satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary of the same collateral description as the Collateral hereunder), (b) provide to Bank appropriate certificates and powers and financing statements, pledging the direct or beneficial ownership interest in such new Subsidiary, in form and substance reasonably satisfactory to Bank (but limited to sixty-five percent (65%) of the voting stock of any Subsidiary incorporated outside the United States), and (c) provide to Bank all other documentation in form and substance reasonably satisfactory to Bank which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 6.13 shall be a Loan Document.

6.14 Further Assurances. Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s Lien in the Collateral or to effect the purposes of this Agreement. Deliver to Bank, within ten (10) days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law or that could reasonably be expected to have a material adverse effect on any of the Governmental Approvals or otherwise on the operations of Co-Borrower or any of its Subsidiaries.

7. NEGATIVE COVENANTS

Each Co-Borrower shall not do any of the following without Bank’s prior written consent:

7.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out, surplus or obsolete Equipment that is, in the reasonable judgment of Co-Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Co-Borrower; (c) consisting of Permitted Liens and Permitted Investments; (d) consisting of the sale or issuance of any stock of Co-Borrower permitted under Section 7.2 of this Agreement; (e) consisting of Co-Borrower’s use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (f) of non-exclusive licenses for the use of the property of Co-Borrower or its Subsidiaries in the ordinary course of business and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States; (g) transfers of assets among Co-Borrower (including without limitation in connection with the dissolution of such Co-Borrower so long as such Co-Borrower is not Twist Bioscience; and (h) other Transfers not otherwise permitted pursuant to this provision so long as the fair market value of the assets subject to any such Transfer does not in the aggregate exceed One Hundred Thousand Dollars ($100,000) in any fiscal year.

7.2 Changes in Business, Management, Control, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Co-Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; (c) fail to provide notice to Bank of any Key Persons departing from or ceasing to be employed by Co-Borrower within ten (10) Business Days after their departure from Co-Borrower; or (d) permit or suffer any Change in Control (provided, however, that the dissolution of any Co-Borrower otherwise in compliance with the terms of this Agreement shall not constitute a Change in Control).

Co-Borrower shall not, without at least ten (10) days prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than One Hundred Thousand Dollars ($100,000) in Co-Borrower’s assets or property) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of One Hundred Thousand Dollars ($100,000) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate, (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization. If Co-Borrower intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of One Hundred Thousand Dollars ($100,000) to a bailee, and Bank and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Co-Borrower intends to deliver the Collateral, then Co-Borrower will first receive the written consent of Bank, and such bailee shall execute and deliver a bailee agreement in form and substance reasonably satisfactory to Bank.

7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary), other than a Permitted Acquisition. A Subsidiary may merge or consolidate into another Subsidiary or into a Co-Borrower.

7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, (other than delinquent Accounts immaterial to Co-Borrower’s business sold for collection in the ordinary course of business that are not included in the Borrowing Base or any Borrowing Base Report), or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Co-Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Co-Borrower’s or any Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.

7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.8(b) hereof.

7.7 Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, provided that (i) Co-Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Co-Borrower may pay dividends solely in common stock; and (iii) Co-Borrower may repurchase the stock of employees, directors or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided that the aggregate amount of all such repurchases does not exceed Two Hundred Fifty Thousand Dollars ($250,000) per fiscal year; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary) other than Permitted Investments, or permit any of its Subsidiaries to do so.

7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Co-Borrower, except for transactions that are in the ordinary course of Co-Borrower’s business, upon fair and reasonable terms that are no less favorable to Co-Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt (other than conversions into equity), except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Bank.

7.10 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA; permit a Reportable Event or Prohibited Transaction, as defined in ERISA to occur; fail to comply with the Federal Labor Standards Act, or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Co-Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Co-Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

8. EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1 Payment Default. Co-Borrowers fail to (a) make any payment of principal or interest on any Credit Extension when due, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date or the Growth Capital Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of

Default (but no Credit Extension will be made during the cure period); Notwithstanding the foregoing, an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error by Bank if Co-Borrowers’ had the funds to make the payment when due and makes the payment the Business Day following Co-Borrowers’ knowledge of such failure to pay);

8.2 Covenant Default. Co-Borrowers (a) fail or neglect to perform any obligation in Section 6 of this Agreement or violates any covenant in Section 7 of this Agreement or (b) fail or neglect to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents and as to any default (other than those specified in clause (a)) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, grace and cure periods provided under this Section 8.2 shall not apply, among other things, to financial covenants or any other covenants that are required to be satisfied, completed or tested by a date certain or any covenants set forth in clause (a);

8.3 Material Adverse Change. A Material Adverse Change occurs;

8.4 Attachment; Levy; Restraint on Business.

(a) (i) The service of process seeking to attach, by trustee or similar process, any funds of a Co-Borrower or of any entity under the control of a Co-Borrower (including a Subsidiary), or (ii) a notice of lien or levy is filed against any of a Co-Borrower’s assets by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; or

(b) (i) any material portion of a Co-Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents a Co-Borrower from conducting all or any material part of its business;

8.5 Insolvency. (a) A Co-Borrower or any of its Subsidiaries is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) a Co-Borrower or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against a Co-Borrower or any of its Subsidiaries and is not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.6 Other Agreements. There is, under any agreement to which a Co-Borrower or any Guarantor is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Five Hundred Thousand Dollars ($500,000); or (b) any breach or default by a Co-Borrower or Guarantor, the result of which could reasonably be expected to have a material adverse effect on such Co-Borrower’s or any Guarantor’s business;

8.7 Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against a Co-Borrower by any Governmental

Authority, and the same are not, within ten (10) Business Days after the entry, assessment or issuance thereof, discharged, satisfied, or paid, or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the satisfaction, payment, discharge, stay, or bonding of such fine, penalty, judgment, order or decree);

8.8 Misrepresentations. A Co-Borrower or any Person acting for a Co-Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.9 Subordinated Debt. Any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Person shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement or any applicable subordination or intercreditor agreement;

8.10 Governmental Approvals. Any material Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such material Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) cause, or could reasonably be expected to cause, a Material Adverse Change, or (ii) adversely affects the legal qualifications of a Co-Borrower or any of its Subsidiaries to hold such material Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of a Co-Borrower or any of its Subsidiaries to hold any material Governmental Approval in any other jurisdiction.

9. BANK’S RIGHTS AND REMEDIES

9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, without notice or demand, do any or all of the following:

(a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b) stop advancing money or extending credit for Co-Borrowers’ benefit under this Agreement or under any other agreement between Co-Borrowers and Bank;

(c) demand that Co-Borrowers (i) deposit cash with Bank in an amount equal to at least (A) one hundred five percent (105.0%) of the Dollar Equivalent of the aggregate face amount of all Letters of Credit denominated in Dollars remaining undrawn, and (B) one hundred ten percent (110.0%) of the Dollar Equivalent of the aggregate face amount of all Letters of Credit denominated in a Foreign Currency remaining undrawn (plus, in each case, all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the

Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Co-Borrowers shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

(d) terminate any FX Contracts;

(e) verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, and notify any Person owing a Co-Borrower money of Bank’s security interest in such funds. Such Co-Borrower shall collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the Account Debtor, with proper endorsements for deposit;

(f) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Co-Borrowers shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Each Co-Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(g) apply to the Obligations any (i) balances and deposits of a Co-Borrower it holds, or (ii) amount held by Bank owing to or for the credit or the account of a Co-Borrower;

(h) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, a Co-Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 9.1, Co-Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;

(i) place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(j) demand and receive possession of a Co-Borrower’s Books; and

(k) exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2 Power of Attorney. Each Co-Borrower hereby irrevocably appoint Bank as its lawful attorney-in-fact to: (a) exercisable following the occurrence and during the continuance of an Event of Default, (i) sign such Co-Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (ii) demand, collect, sue, and give releases to any Account Debtor for monies due, settle and adjust disputes and claims about the Accounts directly with Account Debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Bank’s or such Co-Borrower’s name, as Bank chooses); (iii) make, settle, and adjust all claims under such Co-Borrower’s insurance policies; (iv) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (v) transfer the Collateral into the name of Bank or a third party as the Code permits; and (vi) receive, open and dispose of mail addressed to such Co-Borrower; and (b) regardless of whether an Event of Default has occurred, (i) endorse such Co-Borrower’s name on any checks, payment instruments, or other forms of payment or security; and (ii) notify all Account Debtors to pay Bank directly. Each Co-Borrower hereby appoints Bank as its lawful attorney-in-fact to sign such Co-Borrower’s names on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and the Loan Documents have been terminated. Bank’s foregoing appointment as such Co-Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and the Loan Documents have been terminated.

9.3 Protective Payments. If a Co-Borrower fails to obtain the insurance called for by Section 6.7 or fails to pay any premium thereon or fails to pay any other amount which such Co-Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Bank will make reasonable efforts to provide Co-Borrowers with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.4 Application of Payments and Proceeds. If an Event of Default has occurred and is continuing, Bank shall have the right to apply in any order any funds in its possession, whether from Co-Borrowers account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations. Bank shall pay any surplus to Co-Borrowers by credit to the Designated Deposit Account or to other Persons legally entitled thereto; Co-Borrowers shall remain liable to Bank for any deficiency. If Bank, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

9.5 Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Co-Borrowers bear all risk of loss, damage or destruction of the Collateral.

9.6 No Waiver; Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by Co-Borrowers of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election and shall not preclude Bank from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7 Demand Waiver. Each Co-Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which such Co-Borrower is liable.

9.8 Co-Borrowers Liability. Any Co-Borrower may, acting singly, request Credit Extensions hereunder. Each Co-Borrower hereby appoints each other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder. Each Co-Borrower hereunder shall be jointly and severally obligated to repay all Credit Extensions made hereunder, regardless of which Co-Borrower actually receives said Credit Extension, as if each Co-Borrower hereunder directly received all Credit Extensions. Each Co-Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, including, without limitation, the benefit of California Civil Code Section 2815 permitting revocation as to future transactions and the benefit of California Civil Code Sections 1432, 2809, 2810, 2819, 2839, 2845, 2847, 2848, 2849, 2850, and 2899 and 3433, and (b) any right to require Bank to: (i) proceed against any Co-Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against any Co-Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Co-Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Co-Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Co-Borrower to the rights of Bank under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Co-Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Co-Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Co-Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 9.8 shall be null and void. If any payment is made to a Co-Borrower in contravention of this Section 9.8, such Co-Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

10. NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or any Co-Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Co-Borrowers:	TWIST BIOSCIENCE CORPORATION, on behalf of all Co-Borrowers
455 Mission Bay Boulevard, Suite 545
San Francisco, CA 94158
Attn: Emily LeProust, CEO
Email:
Website URL: www.twistbioscience.com

If to Bank:	SILICON VALLEY BANK
2400 Hanover Street
Palo Alto, CA 94304
Attn: Brandon Clark, Vice President
Email:

11. CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE

Except as otherwise expressly provided in any of the Loan Documents, California law governs the Loan Documents without regard to principles of conflicts of law. Co-Borrowers and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Each Co-Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and such Co-Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Co-Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such Co-Borrower at the address set forth in, or subsequently provided by such Co-Borrower in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of such Co-Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH CO-BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure Sections 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure Section 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

This Section 11 shall survive the termination of this Agreement.

12. GENERAL PROVISIONS

12.1 Termination Prior to Maturity Date; Survival. All covenants, representations and warranties made in this Agreement shall continue in full force until this Agreement has terminated pursuant to its terms and all Obligations have been satisfied. So long as Co-Borrowers have satisfied the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 4.1 of this Agreement), this Agreement may be terminated prior to the Revolving Line Maturity Date and the Growth Capital Maturity Date by Co-Borrowers, effective three (3) Business Days after written notice of termination is given to Bank. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.

12.2 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. No Co-Borrower may assign this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s discretion). Bank has the right, without the consent of or notice to Co-Borrowers, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents (other than the Warrant, as to which assignment, transfer and other such actions are governed by the terms thereof). Notwithstanding the foregoing, so long as no Event of Default shall have occurred and is continuing, Bank shall not assign its interest in the Credit Extensions and Loan Documents to any Person who in the reasonable estimation of Bank is a direct competitor of a Co-Borrower.

12.3 Indemnification. Co-Borrowers agree to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Bank Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Bank and Co-Borrowers contemplated by the Loan Documents (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.

This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.

12.4 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.5 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.6 Correction of Loan Documents. Bank may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties so long as Bank provides Co-Borrowers with written notice of such correction and allows Co-Borrowers at least ten (10) days to object to such correction. In the event of such objection, such correction shall not be made except by an amendment signed by Bank and Co-Borrowers.

12.7 Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

12.8 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.9 Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information (but not less than a reasonable degree of care), but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates who are bound by the confidentiality obligations of this provision or substantially similar obligations (such Subsidiaries and Affiliates, together with Bank, collectively, “Bank Entities”); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use its best efforts to obtain any prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain (other than as a result of its disclosure by Bank in violation of this Agreement) after disclosure to Bank; or (ii) disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

Bank Entities may use confidential information for the development of databases, reporting purposes, and market analysis so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Co-Borrowers. The provisions of the immediately preceding sentence shall survive the termination of this Agreement.

12.10 Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Co-Borrowers and Bank arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

12.11 Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

12.12 Right of Setoff. Each Co-Borrower hereby grants to Bank a Lien and a right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a subsidiary of Bank) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may setoff the same or any part thereof and apply the same to any liability or Obligation of any Co-Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF ANY CO-BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.13 Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.14 Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.15 Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.16 Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

12.17 Effect of Amendment and Restatement. This Agreement is intended to and does completely amend and restate, without novation, the Original Agreement. All security interests granted by Twist Bioscience and Genome Compiler under the Original Agreement are hereby confirmed and ratified and shall continue to secure all Obligations under this Agreement.

13. DEFINITIONS

13.1 Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Co-Borrowers.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Advance” or “Advances” means a revolving credit loan (or revolving credit loans) under the Revolving Line.

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Amortization Start Date” means the first day of the next month that follows the end of the Interest-Only Period.

“Anniversary Fee” is defined in Section 2.7(d).

“Authorized Signer” is any individual listed in a Co-Borrower’s Borrowing Resolution who is authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of such Co-Borrower.

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) any amounts used for Cash Management Services, and minus (c) the outstanding principal balance of any Advances.

“Bank” is defined in the preamble hereof.

“Bank Entities” is defined in Section 12.9.

“Bank Expenses” are all reasonable, documented audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Co-Borrowers or any Guarantor.

“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Co-Borrowers or any of their Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”) and shall include, without limitation, Cash Management Services pursuant to Section 2.3.

“Bank Services Agreement” is defined in the definition of Bank Services.

“Borrowing Base” is eighty percent (80%) of Eligible Accounts, as determined by Bank from Co-Borrowers’ most recent Borrowing Base Report; provided, however, that Bank has the right to decrease the foregoing percentages in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which could reasonably be expected to materially and adversely affect the Collateral or its value.

“Borrowing Base Report” is that certain report of the value of certain Collateral in the form attached hereto as Exhibit C.

“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s board of directors (and, if required under the terms of such Person’s Operating Documents, stockholders) and delivered by such Person to Bank approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary on behalf of such Person certifying (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that set forth as a part of or attached as an exhibit to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Bank may conclusively rely on such certificate unless and until such Person shall have delivered to Bank a further certificate canceling or amending such prior certificate.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Bank is closed.

“Cash Collateral Account” is defined in Section 6.3(c).

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Change in Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of forty-nine percent (49%) or more of the ordinary voting power for the election of directors of each Co-Borrower (determined on a fully diluted basis) other than by the sale of such Co-Borrowers’ equity securities in a public offering or to venture capital or private equity investors so long as such Co-Borrower identifies to Bank the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provides to Bank a description of the material terms of the transaction; (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of any Co-Borrower ceases to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or (c) at any time, a Co-Borrower shall cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100%) of each class of outstanding capital stock of each subsidiary of such Co-Borrower free and clear of all Liens (except Liens created by this Agreement).

“Claims” is defined in Section 12.3.

“Co-Borrower(s)” is defined in the preamble hereof.

“Co-Borrower’s Books” are all of a Co-Borrower’s books and records including ledgers, federal and state tax returns, records regarding such Co-Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the

Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Co-Borrowers described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit B.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which a Co-Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Co-Borrower maintains a Securities Account or a Commodity Account, such Co-Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is any Advance, any Overadvance, Letter of Credit, FX Contract, amount utilized for Cash Management Services, Growth Capital Advance, or any other extension of credit by Bank for Co-Borrowers’ benefit.

“Default Rate” is defined in Section 2.6(b).

“Deferred Revenue” is all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue.

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is the multicurrency account denominated in Dollars, account number XXX-XXX-XXXX, maintained by Twist Bioscience with Bank.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“Effective Date” is defined in the preamble hereof.

“Eligible Accounts” means Accounts which arise in the ordinary course of a Co-Borrower’s business that meet all Co-Borrowers’ representations and warranties in Section 5.3, that have been, at the option of Bank, confirmed in accordance with Section 6.3(f) of this Agreement, and are due and owing from Account Debtors deemed creditworthy by Bank in its sole but reasonable discretion. Bank reserves the right, at any time after the Effective Date, in its sole but reasonable discretion, in each instance, to either (i) adjust any of the criteria set forth below and to establish new criteria or (ii) deem any Accounts owing from a particular Account Debtor or Account Debtors to not meet the criteria to be Eligible Accounts. Unless Bank otherwise agrees in writing, Eligible Accounts shall not include:

(a) Accounts for which the Account Debtor is a Co-Borrower’s Affiliate, officer, employee, or agent;

(b) Accounts that the Account Debtor has not paid within ninety (90) days of invoice date regardless of invoice payment period terms;

(c) Accounts with credit balances over ninety (90) days from invoice date;

(d) Accounts owing from an Account Debtor if fifty percent (50%) or more of the Accounts owing from such Account Debtor have not been paid within ninety (90) days of invoice date;

(e) Accounts owing from an Account Debtor which does not have its principal place of business in the United States;

(f) Accounts billed from and/or payable to a Co-Borrower outside of the United States unless Bank has a first priority, perfected security interest or other enforceable Lien in such Accounts under all applicable laws, including foreign laws (sometimes called foreign invoiced accounts);

(g) Accounts owing from an Account Debtor to the extent that a Co-Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise—sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts);

(h) Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless a Co-Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;

(i) Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other terms if Account Debtor’s payment may be conditional;

(j) Accounts owing from an Account Debtor where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);

(k) Accounts subject to contractual arrangements between a Co-Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements where the Account Debtor has a right of offset for damages suffered as a result of such Co-Borrower’s failure to perform in accordance with the contract (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts);

(l) Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of a Co-Borrower’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings);

(m) Accounts subject to trust provisions, subrogation rights of a bonding company, or a statutory trust;

(n) Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Bank, Co-Borrower, and the Account Debtor have entered into an agreement reasonably acceptable to Bank wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from a Co-Borrower (sometimes called “bill and hold” accounts);

(o) Accounts for which the Account Debtor has not been invoiced;

(p) Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of a Co-Borrower’s business;

(q) Accounts for which a Co-Borrower has permitted Account Debtor’s payment to extend beyond 90 days;

(r) Accounts arising from chargebacks, debit memos or other payment deductions taken by an Account Debtor;

(s) Accounts arising from product returns and/or exchanges (sometimes called “warranty” or “RMA” accounts);

(t) Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

(u) Accounts owing from an Account Debtor with respect to which a Co-Borrower has received Deferred Revenue (but only to the extent of such Deferred Revenue);

(v) Accounts owing from an Account Debtor, whose total obligations to a Co-Borrower exceed twenty-five percent (25%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing; and

(w) Accounts for which Bank in its good faith business judgment determines collection to be doubtful, including, without limitation, accounts represented by “refreshed” or “recycled” invoices.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Article 8.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due, with respect to each Growth Capital Advance, equal to the original principal amount of such Growth Capital Advance multiplied by the Final Payment Percentage.

“Final Payment Percentage” is, for each Growth Capital Advance, seven and one quarter percentage points (7.25%).

“Foreign Currency” means lawful money of a country other than the United States.

“Funding Date” is any date on which a Credit Extension is made to or for the account of Co-Borrowers which shall be a Business Day.

“FX Contract” is any foreign exchange contract by and between a Co-Borrower and Bank under which such Co-Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Gross Profit” means gross profit determined in accordance with GAAP.

“Gross Profit Milestone” means the date on which Co-Borrowers deliver to Bank evidence, satisfactory to Bank in its sole but reasonable discretion, that Co-Borrowers have generated at least Three Million Five Hundred Thousand Dollars ($3,500,000) in Gross Profit for any trailing three (3) month period on or prior to March 31, 2018.

“Growth Capital Advance” or “Growth Capital Advances” is defined in Section 2.4(a)

“Growth Capital Advance Payment” is defined in Section 2.4(c).

“Growth Capital Line” is a Growth Capital Advance or Growth Capital Advances in an aggregate principal amount of up to Twenty Million Dollars ($20,000,000).

“Growth Capital Maturity Date” means December 1, 2021.

“Guarantor” is any Person providing a Guaranty in favor of Bank.

“Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.3.

“Initial Audit” is Bank’s inspection of Co-Borrowers’ Accounts, the Collateral, and Co-Borrowers’ Books, with results satisfactory to Bank in its sole but reasonable discretion.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:

(a) its URLs, domain names, Copyrights, Trademarks and Patents;

(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c) any and all source code;

(d) any and all design rights which may be available to such Person;

(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Interest-Only End Date” means December 31, 2018; provided, however, that if (i) Co-Borrowers fully draw Tranche B and Tranche C, the Interest-Only End Date shall automatically, and with no further action required by the parties hereto, be extended to June 30, 2019.

“Interest-Only Period” means the period of time through from the Effective Date through the Interest-Only End Date.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of a Co-Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“Key Person” is each of Twist Bioscience’s (a) Chief Executive Officer, President and Secretary, who is Emily LeProust as of the Effective Date, and (b) Chief Operating Officer, who is William Banyai as of the Effective Date.

“Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Co-Borrowers based upon an application, guarantee, indemnity, or similar agreement.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Warrants, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Co-Borrowers or any Guarantor, and any other present or future agreement by Co-Borrowers and/or any Guarantor with or for the benefit of Bank in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified, provided, however, that no agreement entered into (other than this Agreement or the Warrant) regarding the securities of Co-Borrowers or any rights or obligations of Bank regarding such securities (including but not limited to any investors’ rights agreement, subscription agreement, or “lock up” agreement) shall constitute Loan Documents.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or financial condition of a Co-Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Monthly Financial Statements” is defined in Section 6.2(c).

“Net Cash” means (i) unrestricted cash and Cash Equivalents held at Bank or Bank’s Affiliate minus (ii) the aggregate amount outstanding under the Revolving Line including any use of Cash Management Services.

“Obligations” are Co-Borrowers’ obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Prepayment Fee, the Anniversary Fee, the Revolving Termination Fee, the Final Payment, and other amounts Co-Borrowers owe Bank now or later, whether under this Agreement, the other Loan Documents (other than the Warrant or any shares or other securities issued upon exercise and/or conversion or reclassification therefor otherwise, including, without limitation, all obligations relating to Bank Services and interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Co-Borrowers assigned to Bank, and to perform Co-Borrowers’ duties under the Loan Documents (other than the Warrant or any shares or other securities issued upon exercise and/or conversion or reclassification thereof).

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form,

(a) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and

(b) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Overadvance” is defined in Section 2.5.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment/Advance Form” is that certain form in the form attached hereto as Exhibit D.

“Payment Date” is (a) with respect to Growth Capital Advances, the first (1st) calendar day of each month and (b) with respect to Advances, the last calendar day of each month.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Acquisition” means any merger or consolidation with any other Person, or the acquisition of all or substantially all of the capital stock or property of another Person that meets the following requirements: (a) the total consideration including cash and the value of any non-cash consideration, for all such transactions does not in the aggregate exceed Five Million Dollars ($5,000,000) in any twelve (12) month period; (b) no Event of Default has occurred and is continuing or would exist after giving effect to such Permitted Acquisition; (c) a Co-Borrower is the surviving legal entity, (d) the credit risk to Bank, in its sole discretion, shall not be increased as a result of the Permitted Acquisition and Bank has confirmed that in writing, (e) Bank shall receive at least thirty (30) days’ prior written notice of the closing of such Permitted Acquisition, which notice shall include a reasonably detailed description of such Permitted Acquisition, and such other financial information, financial analysis, documentation or other information relating to such Permitted Acquisition as Bank shall reasonably request, (f) such Permitted Acquisition shall only involve assets located in the United States and comprising a business, or those assets of a business, of the type engaged in by a Co-Borrower and its Subsidiaries as of the date hereof (or any business reasonably related or ancillary thereto or a reasonable extension thereof, as determined in good faith by such Co-Borrower’s board of directors), (g) such Permitted Acquisition shall be consensual and shall have been approved by the target’s board of directors, (h) if the target is not merged with and into a Co-Borrower at closing then (unless Bank agrees otherwise), simultaneously with the closing of the Permitted Acquisition the target must become a “Co-Borrower” under this Agreement and the other Loan Documents and become subject to all rights and obligations of this Agreement and the other Loan Documents, and must execute and deliver to Bank an assumption agreement acceptable to Bank as well as such other documents and agreements as required by Bank in connection with the target becoming a Co-Borrower and granting a Lien in favor of Bank on the Collateral.

“Permitted Indebtedness” is:

(a) Co-Borrowers’ Indebtedness to Bank under this Agreement and the other Loan Documents;

(b) Indebtedness existing on the Effective Date and shown on the Perfection Certificate;

(c) Subordinated Debt;

(d) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(f) Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder;

(g) other unsecured Indebtedness not otherwise permitted by Section 7.4 not exceeding One Hundred Thousand Dollars ($100,000) in the aggregate outstanding at any time; and

(h) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (g) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon a Co-Borrower or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a) Investments (including, without limitation, Subsidiaries) existing on the Effective Date and shown on the Perfection Certificate;

(b) (i) Investments consisting of Cash Equivalents;

(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of a Co-Borrower;

(d) Investments consisting of deposit accounts in which Bank has a perfected security interest;

(e) Investments accepted in connection with Transfers permitted by Section 7.1;

(f) Investments consisting of the creation of a Subsidiary for the purpose of consummating a merger transaction permitted by Section 7.3 of this Agreement, which is otherwise a Permitted Investment;

(g) Investments (i) by Co-Borrowers in Subsidiaries not to exceed Three Million Five Hundred Thousand Dollars ($3,500,000) in the aggregate in any fiscal year (with unused amounts from any fiscal year being carried forward for use in subsequent fiscal years) and (ii) by Subsidiaries in other Subsidiaries not to exceed Three Million Five Hundred Thousand Dollars ($3,500,000) in the aggregate in any fiscal year (with unused amounts from any fiscal year being carried forward for use in subsequent fiscal years) or in Co-Borrowers; Notwithstanding the foregoing, Bank hereby agrees to work with Co-Borrowers in its good faith business judgement to, if requested by Co-Borrowers after the Effective Date, amend this Agreement so as to permit additional cash or non-cash Investments in Subsidiaries to support Co-Borrowers’ future expansion plans on terms and conditions reasonably acceptable to Bank in its good faith business judgement and subject to obtaining credit approval therefor;

(h) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of a Co-Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by such Co-Borrower’s Board of Directors;

(i) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(j) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (j) shall not apply to Investments of Co-Borrowers in any Subsidiary; and

(k) other Investments not otherwise permitted by Section 7.7 not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate outstanding at any time.

“Permitted Liens” are:

(a) Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which a Co-Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c) purchase money Liens (i) on Equipment acquired or held by Co-Borrowers incurred for financing the acquisition of the Equipment securing no more than Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed One Hundred Thousand Dollars ($100,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g) leases or subleases of real property granted in the ordinary course of a Co-Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of such Co-Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest therein;

(h) RESERVED;

(i) non-exclusive license of Intellectual Property granted to third parties in the ordinary course of business, and licenses of Intellectual Property that could not result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States;

(j) Liens in favor of other financial institutions arising in connection with a Co-Borrower’s deposit and/or securities accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit and/or securities accounts; and

(k) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.7.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prepayment Fee” shall be an additional fee payable to Bank if the Growth Capital Advances are prepaid in an amount equal to (i) three percent (3.00%) of the Growth Capital Line if such prepayment occurs prior to the first anniversary of the Effective Date; (ii) two percent (2.00%) of the Growth Capital Line if such prepayment occurs after the first anniversary of the Effective Date but prior to the second anniversary of the Effective Date; or (iii) one percent (1.00%) of the Growth Capital Line if such prepayment occurs after the second anniversary of the Effective Date and prior to the Growth Capital Maturity Date.

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement; and provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means, as of any date of determination, such amounts as Bank may from time to time establish and revise in its good faith business judgment with prior notice to Co-Borrowers, reducing the amount of Advances and other financial accommodations which would otherwise be available to Co-Borrowers (a) to reflect events, conditions, contingencies or risks which, as determined by Bank in its good faith business judgment, do or may adversely affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets, business or prospects of Co-Borrowers or any Guarantor, or (iii) the security interests and other rights of Bank in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Bank’s reasonable belief that any collateral report or financial information furnished by or on behalf of Co-Borrowers or any Guarantor to Bank is or may have been incomplete, inaccurate or misleading in any material respect when made or furnished; or (c) in respect of any state of facts which Bank determines constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer and Controller of each Co-Borrower.

“Restricted License” is any material license or other similar agreement relating to the use of intellectual property with respect to which a Co-Borrower is the licensee (a) that prohibits or otherwise restricts such Co-Borrower from granting a security interest in such Co-Borrower’s interest in such license or agreement, or (b) for which a default under or termination of could interfere with the Bank’s right to sell any Collateral.

“Revenue Milestone” means Borrower’s delivery to Bank of evidence, in form and substance satisfactory to Bank in its sole but reasonable discretion, that Borrower has generated revenue (determined in accordance with GAAP) with positive gross margins for any trailing three (3) month period after the Effective Date, in an aggregate amount of at least Six Million Dollars ($6,000,000).

“Revolving Line” is an aggregate principal amount equal to Ten Million Dollars ($10,000,000).

“Revolving Line Maturity Date” is December 31, 2021.

“Revolving Line Termination Fee” means upon the termination of the Revolving Line for any reason prior to the Revolving Line Maturity Date, in addition to the payment of any other amounts then-owing, a fee in an amount equal to (i) Two Hundred Thousand Dollars ($200,000) if such termination occurs prior to the first anniversary of the Effective Date, or (ii) One Hundred Thousand Dollars ($100,000) if such termination occurs on or at any time after the first anniversary of the Effective Date but prior to the Revolving Line Maturity Date.

“SEC” shall mean the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Streamline Balance” is defined in the definition of Streamline Period.

“Streamline Period” is, on and after the Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Co-Borrowers provide to Bank a written report that Co-Borrowers have, for each consecutive day in the immediately preceding month maintained Net Cash, as determined by Bank in its discretion, in an amount at all times greater than Twelve Million Dollars ($12,000,000) (the “Streamline Balance”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first day thereafter in which Co-Borrowers fail to maintain the Streamline Balance, as determined by Bank in its discretion. Upon the termination of a Streamline Period, Co-Borrowers must maintain the Streamline Balance each consecutive day for one (1) fiscal quarter as determined by Bank in its discretion, prior to entering into a subsequent Streamline Period. Co-Borrowers shall give Bank prior written notice of Co-Borrowers’ election to enter into any such Streamline Period, and each such Streamline Period shall commence on the first day of the monthly period following the date Bank determines, in its reasonable discretion, that the Streamline Balance has been achieved.

“Subordinated Debt” is indebtedness incurred by a Co-Borrower subordinated to all of Co-Borrowers’ now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of a Co-Borrower or Guarantor, if applicable.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of a Co-Borrower connected with and symbolized by such trademarks.

“Tranche A” is defined in Section 2.4(a).

“Tranche A Growth Capital Advance” is defined in Section 2.4(a).

“Tranche B” is defined in Section 2.4(a).

“Tranche B Draw Period” is the period of time from the date Co-Borrowers achieve the Revenue Milestone through January 31, 2018; provided that the Tranche B Draw Period shall only begin so long as no Event of Default has occurred and is continuing hereunder.

“Tranche B Growth Capital Advance” is defined in Section 2.4(a)

“Tranche C” is defined in Section 2.4(a).

“Tranche C Draw Period” is the period of time from the date Co-Borrowers achieve the Gross Profit Milestone through June 30, 2018; provided that the Tranche C Draw Period shall only begin so long as no Event of Default has occurred and is continuing hereunder.

“Tranche C Growth Capital Advance” is defined in Section 2.4(a).

“Transfer” is defined in Section 7.1.

“Warrants” are (i) that certain Warrant to Purchase Stock dated as of September 2, 2014, executed by Twist Bioscience in favor of Bank, (ii) that certain Warrant to Purchase Stock dated as of December 22, 2015, executed by Twist Bioscience in favor of Bank and (iii) and those certain Warrants to Purchase Stock dated as of the Effective Date executed by Twist Bioscience in favor of Bank and LIFE SCIENCE LOANS II, LLC.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

CO-BORROWERS:	BANK:

TWIST BIOSCIENCE CORPORATION	SILICON VALLEY BANK

By /s/ Solange Glaize	By /s/ Brandon Clark

Name: Solange Glaize	Name: Brandon Clark

Title: Chief Financial Officer	Title: Vice President

GENOME COMPILER CORPORATION

By /s/ Solange Glaize

Name: Solange Glaize

Title: Chief Financial Officer

TWIST BIO COMPUTING, LLC

By /s/ Solange Glaize

Name: Solange Glaize

Title: Chief Financial Officer

TWIST PHARMACEUTICAL SOLUTIONS, LLC

By /s/ Solange Glaize

Name: Solange Glaize

Title: Chief Financial Officer

[Signature Page to Fourth Amended and Restated Loan and Security Agreement]